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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the use in this Registration Statement on Form S-1 of LRR Energy, L.P. of (i) our report dated May 4, 2011 relating to the balance sheet of LRR Energy, L.P. and (ii) our report dated May 4, 2011 relating to the combined financial statements of Fund 1 (Predecessor), both of which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
May 6, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM